IndyMac INDX Mortgage Loan Trust 2007-AR19

Final Term Sheet

$330,705,100 (Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JULY 30, 2007

IndyMac INDX Mortgage Loan Trust 2007-AR19

$330,705,100
Distributions are payable monthly on the 25th day of each month, beginning August 27, 2007

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance	Pass-Through Rate (2)	Class	Initial Class Certificate Balance	Pass-Through Rate (2)
Class 1-A-1	$ 79,110,000	Variable	Class C-X	$224,565,000(3)	Variable
Class 1-A-2	$8,790,000	Variable	Class A-R	$100	Variable
Class 2-A-1	$122,765,000	Variable	Class B-1	$8,950,000	Variable
Class 3-A-1	$70,235,000	Variable	Class B-2	$5,745,000	Variable
Class C-M	$31,565,000	Variable	Class B-3	$3,545,000	Variable

__________
(1)	This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	The pass-through rates are calculated as described in this free writing prospectus under “Summary—Description of the Certificates.”
(3)
The Class C-X Certificates are interest only, notional amount certificates.  The initial notional amount for the Class C-X Certificates is set forth in the table above but is not included in the aggregate class certificate balance of the offered certificates.

Summary

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2007-AR19, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07AJ, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of July 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of July 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about July 30, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties.  The mortgage loans will be divided into three groups.  Each group of mortgage loans is referred to as a “loan group.”

The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on a specified index.  The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

Loan Group	Aggregate Principal Balance ($)	Fixed Rate Period (months)
1	95,028,036	84
2	158,405,584	120
3	84,364,988	120

The depositor believes that the information set forth in this free-writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$95,028,036
Geographic Concentrations in excess of 10%:
California	44.63%
Weighted Average Original LTV Ratio	76.21%
Weighted Average Mortgage Rate	6.857%
Range of Mortgage Rates	5.000% to 9.375%
Average Current Principal Balance	$448,245
Range of Current Principal Balances	$65,600 to $1,586,225
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score*	700
Weighted Average Gross Margin	2.784%
Weighted Average Maximum Mortgage Rate	11.857%
Weighted Average Minimum Mortgage Rate	2.784%
Range of Months to Initial Rate Adjustment Date	80 to 85
___________________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$158,405,584
Geographic Concentrations in excess of 10%:
California	64.12%
Weighted Average Original LTV Ratio	73.73%
Weighted Average Mortgage Rate	7.120%
Range of Mortgage Rates	6.125% to 10.125%
Average Current Principal Balance	$550,019
Range of Current Principal Balances	$63,750 to $2,200,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score*	701
Weighted Average Gross Margin	2.773%
Weighted Average Maximum Mortgage Rate	12.120%
Weighted Average Minimum Mortgage Rate	2.773%
Range of Months to Initial Rate Adjustment Date	116 to 121
_____________________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$84,364,988
Geographic Concentrations in excess of 10%:
California	70.55%
Weighted Average Original LTV Ratio	75.83%
Weighted Average Mortgage Rate	6.947%
Range of Mortgage Rates	5.875% to 8.625%
Average Current Principal Balance	$589,965
Range of Current Principal Balances	$84,000 to $2,000,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score*	704
Weighted Average Gross Margin	2.744%
Weighted Average Maximum Mortgage Rate	11.947%
Weighted Average Minimum Mortgage Rate	2.744%
Range of Months to Initial Rate Adjustment Date	118 to 121
_____________________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans in loan group 2 and loan group 3 combined had the following characteristics:

Aggregate Current Principal Balance	$242,770,571
Geographic Concentrations in excess of 10%:
California	66.35%
Weighted Average Original LTV Ratio	74.46%
Weighted Average Mortgage Rate	7.060%
Range of Mortgage Rates	5.875% to 10.125%
Average Current Principal Balance	$563,273
Range of Current Principal Balances	$63,750 to $2,200,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score*	702
Weighted Average Gross Margin	2.763%
Weighted Average Maximum Mortgage Rate	12.060%
Weighted Average Minimum Mortgage Rate	2.763%
Range of Months to Initial Rate Adjustment Date	116 to 121
_____________________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance	$337,798,607
Geographic Concentrations in excess of 10%:
California	60.24%
Weighted Average Original LTV Ratio	74.95%
Weighted Average Mortgage Rate	7.003%
Range of Mortgage Rates	5.000% to 10.125%
Average Current Principal Balance	$525,348
Range of Current Principal Balances	$63,750 to $2,200,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score*	701
Weighted Average Gross Margin	2.769%
Weighted Average Maximum Mortgage Rate	12.003%
Weighted Average Minimum Mortgage Rate	2.769%
Range of Months to Initial Rate Adjustment Date	80 to 121
_____________________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Related Loan Group	Initial Class Certificate Balance (1)	Type	Final Scheduled Distribution Date	Modeled Final Distribution Date	Initial Rating (Moody’s/S&P) (2)
Offered Certificates
1-A-1	1	$79,110,000	Senior/Super Senior/Variable Rate	September 2037	July 2037	Aaa/AAA
1-A-2	1	$8,790,000	Senior/Support/ Variable Rate	September 2037	July 2037	Aaa/AAA
2-A-1	2	$122,765,000	Senior/Super Senior/ Variable Rate	September 2037	July 2037	Aaa/AAA
3-A-1	3	$70,235,000	Senior/Super Senior/ Variable Rate	September 2037	July 2037	Aaa/AAA
C-M	2 and 3	$31,565,000	Senior/Support/ Variable Rate/Component	September 2037	July 2037	Aaa/AAA
C-X	2 and 3	$224,565,000 (3)	Senior/Notional Amount/Interest Only/Variable Rate/Component	September 2037	July 2017	Aaa/AAA
A-R	1	$100	Senior/REMIC Residual	September 2037	August 2007	NR/AAA
B-1	1, 2 and 3	$8,950,000	Subordinate/ Variable Rate	September 2037	July 2037	Aa2/AA
B-2	1, 2 and 3	$5,745,000	Subordinate/ Variable Rate	September 2037	July 2037	A2/A+
B-3	1, 2 and 3	$3,545,000	Subordinate/ Variable Rate	September 2037	July 2037	Baa2/BBB
Non-Offered Certificates(4)
Class P	1, 2 and 3	$100	Prepayment Charges	N/A	N/A	N/A
Class L	1, 2 and 3	N/A	Late Payment Fees	N/A	N/A	N/A
Class B-4	1, 2 and 3	$2,535,000	Subordinate/ Variable Rate	September 2037	July 2037	NR/BB
Class B-5	1, 2 and 3	$2,365,000	Subordinate/ Variable Rate	September 2037	July 2037	NR/B
Class B-6	1, 2 and 3	$2,193,507	Subordinate/ Variable Rate	September 2037	July 2037	NR/NR

_____________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	The notional amount of this class of certificates will be calculated as described in this free writing prospectus under “Description of the Certificates—Notional Amount Certificates.”

(4)
The Class P, Class L, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus.  The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.  The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.  Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Initial Pass- Through Rate (1)	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	6.419431%	(2)	calendar month (3)	30/360 (4)
1-A-2	6.419431%	(2)	calendar month (3)	30/360 (4)
2-A-1	6.000000%	(5)	calendar month (3)	30/360 (4)
3-A-1	6.500000%	(5)	calendar month (3)	30/360 (4)
C-M	6.123634%	(6)	calendar month (3)	30/360 (4)
C-X	0.614007%	(7)	calendar month (3)	30/360 (4)
A-R	6.419431%	(2)	calendar month (3)	30/360 (4)
B-1	6.684148%	(8)	calendar month (3)	30/360 (4)
B-2	6.684148%	(8)	calendar month (3)	30/360 (4)
B-3	6.684148%	(8)	calendar month (3)	30/360 (4)
Non-Offered Certificates
Class P	(9)	(9)	N/A	N/A
Class L	(9)	(9)	N/A	N/A
Class B-4	6.684148%	(8)	calendar month (3)	30/360 (4)
Class B-5	6.684148%	(8)	calendar month (3)	30/360 (4)
Class B-6	6.684148%	(8)	calendar month (3)	30/360 (4)

_____________
(1)	Reflects the expected pass-through rate as of the closing date.

(2)
The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

(3)	These certificates will settle with accrued interest.

(4)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5)
The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the related loan group minus the pass-through rate of the related Class C-X Component.

(6)
The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average pass-through rate of its components, weighted by the related component balances.  The pass-through rate for each component for the interest accrual period for each distribution date will equal the weighted average adjusted net mortgage rate of the mortgage loans in the related loan group minus the pass-through rate for the related Class C-X Component.

(7)
The pass-through rate for the Class C-X Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average pass-through rate of its components, weighted by the related component notional amount.  The pass-through rate for the Class C-X-2A and Class C-X-3A Components for the interest accrual period related to any distribution date will be (x) up to and including the distribution date in July 2017, will be 0.841440% and 0.186987% per annum, respectively, and (y) any distribution date thereafter, will be 0.000000% and 0.000000%, respectively.

(8)
The pass-through rate for each class of subordinated certificates for the interest accrual period for any distribution date will equal (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group and (y) the related assumed balance, divided by (ii) the sum of the assumed balance for each loan group immediately prior to that distribution date.

(9)	The Class P and Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Class of Certificates
Senior Certificates	Group Senior 1 Certificates, Group 2 Senior Certificates and Group 3 Senior Certificates
Subordinate Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates
Group 2 Senior Certificates	Class 2-A-1 Certificates, Class C-M-2A and Class C-X-2A Components
Group 3 Senior Certificates	Class 3-A-1 Certificates and Class C-M-3A and Class C-X-3A Components
Offered Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates
Super Senior Certificates	Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates
Support Certificates and Components	Class 1-A-2 Certificates, Class C-M-2A Component and Class C-M-3A Component
Components	Class C-M-2A Component, Class C-M-3A Component, Class C-X-2A Component and Class C-X-3A Component

Record Date

The last business day of the month preceding the month of a distribution date.

Denominations

The senior certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1.

Class B-1, Class B-2 and Class B-3 Certificates:

$25,000 and multiples of $1.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form.  Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form.  The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for August 27, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates and component is shown in the table on page S-9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, notional amount, component balance or component notional amount , as applicable, immediately prior to that distribution date; plus

•	any interest remaining unpaid from prior distribution dates; minus

•	any net interest shortfalls allocated to that class or component for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan.  The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each related class and component of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class and component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the mortgage rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes and components of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class’ share of the assumed balance, as described more fully in this free writing prospectus under “Description of the Certificates — Interest,” in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes and component of certificates in the order described below under “— Priority of Distributions Among Certificates,” interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements.  Any unpaid interest amount will be carried forward and added to the amount holders of each affected class and component of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer;

•	the trustee fee due to the trustee;

•	any lender paid mortgage insurance premiums;

•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all late payment fees (which are distributable only to the Class L Certificates); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from collections on the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be either 0.375% or 0.250% per annum.  The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class or component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

•
to principal of the classes of senior certificates and component relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance and component balance of the related senior certificates and component to the aggregate stated principal balance of the mortgage loans in that loan group and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates and component is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

•
if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their notional amount.

Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates as follows:

•	with respect to loan group 1, in the following priority:

1)  to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

2)  concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

•
with respect to loan group 2, concurrently, to the Class 2-A-1 Certificates and the Class C-M-2A Component, pro rata, until the class certificate balance and component balance thereof are reduced to zero.

•
with respect to loan group 3, concurrently, to the Class 3-A-1 Certificates and the Class C-M-3A Component, pro rata, until the class certificate balances and component balance thereof are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero.  Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of principal prepayments.  Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement.  If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.  In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates.  Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates and component (other than the notional amount certificates) in accordance with the priorities set forth under “Description of the Certificates—Allocation of Losses.”  However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related class of super senior certificates will instead be allocated to the related class or component of support certificates until its class certificate balance or component balance is reduced to zero.

Additionally, as described above under “—Principal Distributions,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group).  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If the senior certificates and component of one group have been paid in full before the senior certificates and component of the other groups, all principal on the mortgage loans related to the senior certificate group that was paid in full will be distributed to the remaining senior certificates and component on a pro rata basis.  However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described in this free writing prospectus under “Description of the Certificates—Cross-Collateralization.”

If on any distribution date the aggregate class certificate balance and component balance of the senior certificates and component of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance and component balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an “undercollateralization distribution”).  If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this “—Cross-Collateralization” section will be made in accordance with the priorities set forth below under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” and “— Subordinated Principal Distribution Amount.”

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure.  The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC.  Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest.  The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class L and Class A-R Certificates, will represent the regular interests in the Master REMIC.  The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates and, until they have been underwritten or placed by an underwriter meeting certain requirements, the Class B-1, Class B-2 and Class B-3 Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

The Mortgage Pool

Loan Group 1

Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
4.501 – 5.000	2	$1,211,250.00	1.27%	5.000%	815	$605,625.00	72.40%
5.001 – 5.500	2	1,326,400.00	1.40	5.415	744	663,200.00	80.00
5.501 – 6.000	15	5,656,230.77	5.95	5.846	710	377,082.05	74.17
6.001 – 6.500	44	18,678,230.06	19.66	6.385	720	424,505.23	75.98
6.501 – 7.000	87	42,209,393.42	44.42	6.787	690	485,165.44	73.46
7.001 – 7.500	26	14,299,119.61	15.05	7.316	696	549,966.14	77.78
7.501 – 8.000	19	6,485,613.90	6.82	7.770	691	341,348.10	83.89
8.001 – 8.500	9	2,478,951.55	2.61	8.331	694	275,439.06	86.21
8.501 – 9.000	4	1,612,764.75	1.70	8.750	672	403,191.19	87.96
9.001 – 9.500	4	1,070,082.00	1.13	9.150	663	267,520.50	90.46
Total	212	$95,028,036.06	100.00%

___________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.857% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.803% per annum.

Current Principal Balances for the Group 1 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
50,000.01 – 100,000.00	4	$324,172.00	0.34%	7.976%	739	$81,043.00	83.88%
100,000.01 – 150,000.00	13	1,698,333.00	1.79	7.136	687	130,641.00	75.62
150,000.01 – 200,000.00	14	2,470,065.04	2.60	6.684	690	176,433.22	75.65
200,000.01 – 250,000.00	15	3,359,260.64	3.54	7.480	699	223,950.71	82.02
250,000.01 – 300,000.00	15	4,177,927.81	4.40	6.848	713	278,528.52	84.22
300,000.01 – 350,000.00	26	8,542,933.38	8.99	6.830	693	328,574.36	80.09
350,000.01 – 400,000.00	17	6,359,607.66	6.69	6.845	701	374,094.57	74.30
400,000.01 – 450,000.00	18	7,688,015.26	8.09	6.788	721	427,111.96	73.81
450,000.01 – 500,000.00	21	10,148,781.13	10.68	6.904	705	483,275.29	83.92
500,000.01 – 550,000.00	10	5,294,146.96	5.57	6.908	705	529,414.70	79.11
550,000.01 – 600,000.00	17	9,813,478.54	10.33	6.683	683	577,263.44	73.65
600,000.01 – 650,000.00	10	6,314,350.00	6.64	6.602	697	631,435.00	74.57
650,000.01 – 700,000.00	8	5,374,224.19	5.66	7.108	696	671,778.02	76.14
700,000.01 – 750,000.00	3	2,192,883.63	2.31	7.332	694	730,961.21	78.75
750,000.01 – 800,000.00	2	1,573,236.90	1.66	6.625	717	786,618.45	66.13
800,000.01 – 850,000.00	2	1,648,294.30	1.73	6.691	689	824,147.15	65.06
850,000.01 – 900,000.00	3	2,645,400.00	2.78	6.567	705	881,800.00	79.04
900,000.01 – 950,000.00	2	1,839,295.37	1.94	6.815	707	919,647.69	67.47
950,000.01 – 1,000,000.00	7	6,831,249.00	7.19	6.822	713	975,892.71	73.73
1,250,000.01 – 1,500,000.00	4	5,146,156.25	5.42	6.906	697	1,286,539.06	67.61
1,500,000.01 – 1,750,000.00	1	1,586,225.00	1.67	6.875	634	1,586,225.00	66.79
Total	212	$95,028,036.06	100.00%

___________
(1)	As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $448,245.

Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
30.01 – 40.00	1	$160,500.00	0.17%	6.750%	693	$160,500.00	38.68%
40.01 – 50.00	4	1,541,628.54	1.62	6.240	687	385,407.14	47.28
50.01 – 60.00	14	7,262,697.80	7.64	6.707	669	518,764.13	55.85
60.01 – 70.00	30	16,210,570.62	17.06	6.692	698	540,352.35	66.65
70.01 – 80.00	118	55,147,651.97	58.03	6.811	707	467,352.98	78.35
80.01 – 90.00	20	6,503,754.61	6.84	7.292	678	325,187.73	87.44
90.01 – 100.00	25	8,201,232.52	8.63	7.397	703	328,049.30	95.97
Total	212	$95,028,036.06	100.00%

___________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 76.21%.

Original Term to Stated Maturity for the Group 1 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
360	212	$95,028,036.06	100.00%	6.857%	700	$448,245.45	76.21%
Total	212	$95,028,036.06	100.00%

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

Range of Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
356 – 360	212	$95,028,036.06	100.00%	6.857%	700	$448,245.45	76.21%
Total	212	$95,028,036.06	100.00%

___________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Alabama	1	$184,000.00	0.19%	6.500%	722	$184,000.00	80.00%
Arizona	5	1,591,950.00	1.68	6.827	727	318,390.00	87.49
California	82	42,406,731.78	44.63	6.690	701	517,155.27	72.08
Colorado	9	5,129,050.50	5.40	6.951	723	569,894.50	80.42
Connecticut	1	590,000.00	0.62	8.500	630	590,000.00	78.15
Delaware	1	155,981.05	0.16	7.000	686	155,981.05	80.00
District of Columbia	1	292,547.90	0.31	6.750	709	292,547.90	80.00
Florida	22	6,700,622.06	7.05	6.880	713	304,573.73	81.59
Georgia	3	1,439,358.63	1.51	7.447	720	479,786.21	85.39
Hawaii	4	1,526,624.19	1.61	6.774	731	381,656.05	82.59
Idaho	2	808,000.00	0.85	6.716	740	404,000.00	94.95
Illinois	5	1,377,352.98	1.45	8.441	714	275,470.60	88.11
Indiana	2	687,600.00	0.72	6.982	639	343,800.00	80.00
Kansas	1	77,850.00	0.08	8.500	676	77,850.00	90.00
Louisiana	1	84,000.00	0.09	7.875	753	84,000.00	80.00
Maryland	3	2,015,133.63	2.12	7.235	678	671,711.21	77.12
Massachusetts	5	2,109,028.54	2.22	6.393	699	421,805.71	68.36
Michigan	1	779,000.00	0.82	6.625	672	779,000.00	59.92
Minnesota	1	999,999.00	1.05	7.375	700	999,999.00	78.43
Mississippi	2	309,220.21	0.33	6.764	700	154,610.11	80.00
Missouri	1	183,500.00	0.19	6.750	645	183,500.00	89.08
Nevada	2	416,472.00	0.44	7.319	682	208,236.00	66.36
New Jersey	12	6,014,461.22	6.33	7.213	687	501,205.10	81.82
New York	18	9,321,242.58	9.81	6.849	693	517,846.81	75.28
North Carolina	1	149,365.00	0.16	6.750	658	149,365.00	78.61
Ohio	1	168,000.00	0.18	6.875	648	168,000.00	92.31
Oregon	2	780,000.00	0.82	6.455	765	390,000.00	87.39
Pennsylvania	3	926,600.00	0.98	7.382	746	308,866.67	78.89
Rhode Island	1	279,838.91	0.29	8.750	623	279,838.91	80.00
South Carolina	1	120,000.00	0.13	8.000	703	120,000.00	68.57
South Dakota	1	141,375.00	0.15	6.875	735	141,375.00	69.99
Tennessee	2	1,016,200.00	1.07	6.567	638	508,100.00	81.14
Texas	5	1,596,539.54	1.68	6.914	723	319,307.91	79.93
Virginia	6	1,881,592.00	1.98	6.277	649	313,598.67	82.12
Washington	2	1,753,799.34	1.85	7.326	681	876,899.67	79.16
Wisconsin	2	1,015,000.00	1.07	6.669	651	507,500.00	73.49
Total	212	$95,028,036.06	100.00%

Mortgagors’ FICO Credit Scores for the Group 1 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
620 – 639	24	$11,489,571.71	12.09%	7.212%	630	$478,732.15	74.20%
640 – 659	21	8,419,833.98	8.86	6.685	648	400,944.48	72.96
660 – 679	27	11,418,003.30	12.02	6.852	668	422,889.01	73.32
680 – 699	43	22,453,562.70	23.63	7.101	690	522,175.88	76.43
700 – 719	28	11,582,446.72	12.19	6.902	708	413,658.81	79.71
720 – 739	17	6,846,075.00	7.20	6.746	729	402,710.29	78.48
740 – 759	25	11,365,829.19	11.96	6.620	750	454,633.17	76.92
760 – 779	14	5,070,238.57	5.34	6.628	768	362,159.90	76.06
780 – 799	9	4,533,624.89	4.77	6.572	788	503,736.10	80.01
800 – 819	4	1,848,850.00	1.95	5.418	811	462,212.50	75.02
Total	212	$95,028,036.06	100.00%

___________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 700.

Types of Mortgaged Properties for the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Planned Unit Development (PUD)	25	$11,242,733.84	11.83%	6.655%	714	$449,709.35	79.84%
High Rise Condominium	3	930,662.78	0.98	6.919	712	310,220.93	77.56
Low Rise Condominium	14	4,358,652.00	4.59	7.293	701	311,332.29	77.42
Single Family Residence	141	65,155,457.78	68.56	6.864	694	462,095.45	75.81
Townhouse	3	1,683,795.37	1.77	6.545	697	561,265.12	75.70
Two- to Four-Family Residence	26	11,656,734.29	12.27	6.891	718	448,335.93	74.44
Total	212	$95,028,036.06	100.00%

Purposes of the Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Purchase	54	$20,039,770.77	21.09%	7.115%	709	$371,106.87	84.42%
Refinance (Rate/Term)	85	45,557,727.54	47.94	6.742	694	535,973.27	75.62
Refinance (Cash Out)	73	29,430,537.75	30.97	6.859	703	403,158.05	71.52
Total	212	$95,028,036.06	100.00%

Occupancy Types for the Group 1 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Primary Home	182	$84,271,198.27	88.68%	6.839%	699	$463,028.56	77.06%
Second Home	5	1,572,864.88	1.66	6.736	703	314,572.98	71.27
Investment	25	9,183,972.91	9.66	7.039	707	367,358.92	69.21
Total	212	$95,028,036.06	100.00%

___________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 1 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Full/Alternate	55	$19,968,365.51	21.01%	6.697%	691	$363,061.19	80.08%
Stated Income	81	38,448,807.01	40.46	6.959	688	474,676.63	76.43
No Ratio	40	22,877,094.26	24.07	6.680	727	571,927.36	75.65
No Income/ No Asset	17	6,750,002.19	7.10	7.038	675	397,058.95	67.83
No Doc	19	6,983,767.09	7.35	7.154	727	367,566.69	73.84
Total	212	$95,028,036.06	100.00%

Loan Ages for the Group 1 Mortgage Loans(1)

Range of Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	91	$39,459,261.00	41.52%	6.879%	703	$433,618.25	74.29%
1 – 5	121	55,568,775.06	58.48	6.841	697	459,246.07	77.57
Total	212	$95,028,036.06	100.00%

___________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 1 month.

Loan Programs for the Group 1 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
7/1 LIBOR Fully Amortizing	24	$8,822,289.62	9.28%	6.907%	681	$367,595.40	73.42%
7/1 LIBOR 40/30 Balloon	2	770,474.19	0.81	7.049	744	385,237.10	82.31
7/1 LIBOR Interest Only	185	85,315,272.25	89.78	6.848	701	461,163.63	76.45
7/6 LIBOR Interest Only	1	120,000.00	0.13	8.000	703	120,000.00	68.57
Total	212	$95,028,036.06	100.00%

Original Interest Only Terms of the Group 1 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	26	$9,592,763.81	10.09%	6.918%	686	$368,952.45	74.14%
84	1	120,000.00	0.13	8.000	703	120,000.00	68.57
120	185	85,315,272.25	89.78	6.848	701	461,163.63	76.45
Total	212	$95,028,036.06	100.00%

Prepayment Charge Terms and Type of the Group 1 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	112	$54,708,350.42	57.57%	6.797%	706	$488,467.41	75.85%
12 – Hard	31	13,662,561.89	14.38	7.111	695	440,727.80	76.59
24 – Hard	20	7,766,570.09	8.17	6.670	688	388,328.50	75.49
36 – Hard	49	18,890,553.66	19.88	6.924	692	385,521.50	77.27
Total	212	$95,028,036.06	100.00%

Gross Margins for the Group 1 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.000 – 2.499	7	$1,456,878.25	1.53%	6.396%	685	$208,125.46	83.72%
2.500 – 2.999	188	88,612,419.17	93.25	6.803	700	471,342.66	75.20
3.000 – 3.499	7	2,369,880.67	2.49	7.498	714	338,554.38	90.87
3.500 – 3.999	9	2,175,275.97	2.29	8.250	690	241,697.33	92.82
4.000 – 4.499	1	413,582.00	0.44	9.125	632	413,582.00	95.00
Total	212	$95,028,036.06	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.784%.

Months to Initial Adjustment Date for the Group 1 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
71 – 80	4	$1,703,800.00	1.79%	6.776%	631	$425,950.00	76.12%
81 – 90	208	93,324,236.06	98.21	6.858	701	448,674.21	76.21
Total	212	$95,028,036.06	100.00%

Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10.000 – 10.499	3	$2,109,650.00	2.22%	5.160%	786	$703,216.67	75.63%
10.500 – 10.999	15	5,634,678.75	5.93	5.807	716	375,645.25	75.40
11.000 – 11.499	27	11,444,578.81	12.04	6.292	715	423,873.29	73.75
11.500 – 11.999	97	45,881,239.84	48.28	6.721	695	473,002.47	74.96
12.000 – 12.499	26	14,359,272.64	15.11	7.177	696	552,279.72	73.38
12.500 – 12.999	24	9,919,217.72	10.44	7.650	695	413,300.74	83.47
13.000 – 13.499	8	1,855,743.00	1.95	8.135	710	231,967.88	83.83
13.500 – 13.999	8	2,753,573.30	2.90	8.646	671	344,196.66	87.17
14.000 – 14.499	4	1,070,082.00	1.13	9.150	663	267,520.50	90.46
Total	212	$95,028,036.06	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 11.857%.

Initial Periodic Rate Cap for the Group 1 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5.000	212	$95,028,036.06	100.00%	6.857%	700	$448,245.45	76.21%
Total	212	$95,028,036.06	100.00%

Subsequent Periodic Rate Caps for the Group 1 Mortgage Loans (1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
1.000	1	$120,000.00	0.13%	8.000%	703	$120,000.00	68.57%
2.000	211	94,908,036.06	99.87	6.856	700	449,801.12	76.22
Total	212	$95,028,036.06	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans was approximately 1.999%.

Origination Channels for the Group 1 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Correspondent	22	$8,423,072.26	8.86%	6.861%	712	$382,866.92	81.12%
Consumer Direct	128	61,534,833.91	64.75	6.786	694	480,740.89	74.82
Mortgage Professionals	62	25,070,129.89	26.38	7.029	709	404,356.93	77.96
Total	212	$95,028,036.06	100.00%

Loan Group 2

Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
6.001 – 6.500	33	$18,700,013.07	11.81%	6.384%	732	$566,667.06	71.68%
6.501 – 7.000	111	74,729,114.36	47.18	6.783	705	673,235.26	69.52
7.001 – 7.500	57	30,419,557.08	19.20	7.346	700	533,676.44	76.87
7.501 – 8.000	51	22,156,565.45	13.99	7.812	678	434,442.46	81.00
8.001 – 8.500	26	8,979,117.51	5.67	8.308	691	345,350.67	80.45
8.501 – 9.000	8	2,709,216.18	1.71	8.700	647	338,652.02	83.70
9.001 – 9.500	1	436,000.00	0.28	9.500	669	436,000.00	89.90
10.001 – 10.500	1	276,000.00	0.17	10.125	667	276,000.00	80.00
Total	288	$158,405,583.65	100.00%

___________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 7.120% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans net of the insurance premiums charged by the lender was approximately 7.100% per annum.

Current Principal Balances for the Group 2 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
50,000.01 – 100,000.00	5	$407,790.00	0.26%	7.963%	702	$81,558.00	68.71%
100,000.01 – 150,000.00	7	962,691.98	0.61	7.836	696	137,527.43	76.14
150,000.01 – 200,000.00	13	2,423,919.31	1.53	7.180	697	186,455.33	72.76
200,000.01 – 250,000.00	13	2,992,707.77	1.89	7.802	682	230,208.29	76.01
250,000.01 – 300,000.00	17	4,752,251.63	3.00	7.779	671	279,544.21	81.95
300,000.01 – 350,000.00	12	3,854,975.00	2.43	7.517	657	321,247.92	75.54
350,000.01 – 400,000.00	14	5,203,751.74	3.29	7.570	693	371,696.55	75.04
400,000.01 – 450,000.00	26	11,298,058.25	7.13	7.327	684	434,540.70	76.41
450,000.01 – 500,000.00	34	16,296,730.15	10.29	7.434	691	479,315.59	77.53
500,000.01 – 550,000.00	32	16,786,631.00	10.60	7.048	702	524,582.22	73.91
550,000.01 – 600,000.00	27	15,619,409.82	9.86	6.991	697	578,496.66	74.61
600,000.01 – 650,000.00	22	13,828,603.00	8.73	7.024	703	628,572.86	75.77
650,000.01 – 700,000.00	9	6,093,250.00	3.85	7.055	699	677,027.78	73.12
700,000.01 – 750,000.00	13	9,545,694.14	6.03	7.232	732	734,284.16	74.44
750,000.01 – 800,000.00	5	3,895,119.86	2.46	6.848	755	779,023.97	71.97
800,000.01 – 850,000.00	3	2,502,500.00	1.58	6.997	701	834,166.67	68.55
850,000.01 – 900,000.00	6	5,247,500.00	3.31	6.915	711	874,583.33	76.23
900,000.01 – 950,000.00	4	3,697,500.00	2.33	6.748	704	924,375.00	75.25
950,000.01 – 1,000,000.00	8	7,893,000.00	4.98	6.858	723	986,625.00	68.49
1,000,000.01 – 1,250,000.00	4	4,312,000.00	2.72	6.787	729	1,078,000.00	69.94
1,250,000.01 – 1,500,000.00	12	16,606,500.00	10.48	6.828	713	1,383,875.00	70.84
1,750,000.01 – 2,000,000.00	1	1,985,000.00	1.25	6.875	621	1,985,000.00	39.70
2,000,000.01 – 2,250,000.00	1	2,200,000.00	1.39	6.625	676	2,200,000.00	62.86
Total	288	$158,405,583.65	100.00%

___________
(1)	As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $550,019.

Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10.01 – 20.00	1	$500,000.00	0.32%	7.000%	655	$500,000.00	17.76%
20.01 – 30.00	1	397,000.00	0.25	6.750	753	397,000.00	26.47
30.01 – 40.00	5	3,127,000.00	1.97	6.775	649	625,400.00	38.79
40.01 – 50.00	5	2,511,859.38	1.59	6.724	695	502,371.88	44.21
50.01 – 60.00	10	6,625,500.00	4.18	6.750	661	662,550.00	56.60
60.01 – 70.00	60	40,919,614.80	25.83	6.789	718	681,993.58	66.23
70.01 – 80.00	176	92,233,418.70	58.23	7.260	700	524,053.52	78.61
80.01 – 90.00	17	7,207,114.66	4.55	7.376	685	423,947.92	86.98
90.01 – 100.00	13	4,884,076.11	3.08	7.850	698	375,698.16	95.23
Total	288	$158,405,583.65	100.00%

___________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 73.73%.

Original Term to Stated Maturity for the Group 2 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
360	288	$158,405,583.65	100.00%	7.120%	701	$550,019.39	73.73%
Total	288	$158,405,583.65	100.00%

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)

Range of Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
356 – 360	288	$158,405,583.65	100.00%	7.120%	701	$550,019.39	73.73%
Total	288	$158,405,583.65	100.00%

___________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Arizona	9	$3,953,213.75	2.50%	7.021%	710	$439,245.97	73.41%
California	158	101,563,640.33	64.12	7.006	707	642,807.85	73.02
Colorado	3	2,307,798.71	1.46	6.915	715	769,266.24	62.04
Connecticut	2	448,000.00	0.28	7.748	684	224,000.00	72.28
District of Columbia	3	1,130,375.00	0.71	7.259	659	376,791.67	79.44
Florida	17	7,240,419.31	4.57	7.176	704	425,907.02	77.24
Georgia	6	1,460,574.83	0.92	7.347	701	243,429.14	81.34
Hawaii	5	1,625,150.94	1.03	6.998	720	325,030.19	70.78
Idaho	1	248,615.35	0.16	7.500	655	248,615.35	79.77
Illinois	5	2,470,000.00	1.56	7.578	705	494,000.00	76.67
Indiana	1	960,000.00	0.61	7.750	640	960,000.00	80.00
Maine	2	869,651.74	0.55	7.425	674	434,825.87	83.45
Maryland	9	4,575,499.03	2.89	7.427	689	508,388.78	80.56
Massachusetts	8	3,177,632.59	2.01	7.606	672	397,204.07	80.02
Michigan	2	591,424.46	0.37	7.710	654	295,712.23	84.80
Minnesota	1	242,939.83	0.15	8.500	624	242,939.83	90.00
Nevada	6	3,236,000.00	2.04	6.894	701	539,333.33	63.60
New Hampshire	1	756,000.00	0.48	7.000	784	756,000.00	80.00
New Jersey	16	5,569,222.78	3.52	7.701	693	348,076.42	78.48
New York	14	8,118,985.00	5.13	7.257	662	579,927.50	68.72
North Carolina	1	847,500.00	0.54	6.625	715	847,500.00	69.18
Ohio	1	69,600.00	0.04	7.500	707	69,600.00	80.00
Oregon	1	437,500.00	0.28	7.000	708	437,500.00	70.00
Rhode Island	1	244,800.00	0.15	8.875	658	244,800.00	80.00
Virginia	4	1,888,000.00	1.19	7.677	652	472,000.00	74.81
Washington	9	4,190,600.00	2.65	7.364	719	465,622.22	78.44
Wyoming	2	182,440.00	0.12	8.563	667	91,220.00	80.00
Total	288	$158,405,583.65	100.00%

Mortgagors’ FICO Scores for the Group 2 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Not available	1	$495,200.00	0.31%	8.000%	N/A	$495,200.00	80.00%
620 – 639	41	20,234,681.97	12.77	7.257	628	493,528.83	71.90
640 – 659	39	18,093,096.35	11.42	7.566	648	463,925.55	73.62
660 – 679	39	20,739,067.59	13.09	7.145	671	531,770.96	71.75
680 – 699	34	19,303,476.98	12.19	7.167	687	567,749.32	71.95
700 – 719	38	23,936,451.93	15.11	7.004	707	629,906.63	77.70
720 – 739	29	13,539,074.83	8.55	7.301	727	466,864.65	78.22
740 – 759	30	17,146,625.32	10.82	6.815	752	571,554.18	71.28
760 – 779	21	14,649,474.68	9.25	6.731	769	697,594.03	73.92
780 – 799	10	7,006,881.00	4.42	6.972	792	700,688.10	75.77
800 – 819	4	2,699,553.00	1.70	7.133	810	674,888.25	68.64
820 – 839	2	562,000.00	0.35	6.436	820	281,000.00	62.74
Total	288	$158,405,583.65	100.00%

___________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 701.

Types of Mortgaged Properties for the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Planned Unit Development (PUD)	43	$25,116,875.56	15.86%	7.118%	703	$584,113.39	74.92%
High Rise Condominium	5	3,979,751.07	2.51	7.285	715	795,950.21	77.73
Low Rise Condominium	17	10,049,282.59	6.34	7.051	715	591,134.27	74.38
Single Family Residence	183	96,164,330.53	60.71	7.116	696	525,488.14	73.24
Townhouse	1	496,000.00	0.31	8.500	637	496,000.00	80.00
Two- to Four-Family Residence	39	22,599,343.90	14.27	7.113	716	579,470.36	73.33
Total	288	$158,405,583.65	100.00%

Purposes of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Purchase	74	$47,118,033.11	29.75%	7.134%	719	$636,730.18	76.92%
Refinance (Rate/Term)	83	45,966,979.14	29.02	6.921	707	553,819.03	73.13
Refinance (Cash Out)	131	65,320,571.40	41.24	7.251	685	498,630.32	71.85
Total	288	$158,405,583.65	100.00%

Occupancy Types for the Group 2 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Primary Home	214	$119,151,773.32	75.22%	7.077%	701	$556,783.99	74.45%
Secondary Home	12	8,208,000.94	5.18	7.170	672	684,000.08	65.28
Investment	62	31,045,809.39	19.60	7.272	709	500,738.86	73.18
Total	288	$158,405,583.65	100.00%

___________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 2 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Full/Alternate	38	$24,080,075.65	15.20%	6.967%	675	$633,686.20	77.43%
FastForward	1	550,000.00	0.35	6.750	764	550,000.00	42.31
Stated Income	90	47,628,510.72	30.07	7.099	691	529,205.67	74.37
No Ratio	55	37,733,300.07	23.82	6.982	733	686,060.00	74.60
No Income/No Asset	28	12,440,957.69	7.85	7.210	675	444,319.92	69.73
No Doc	76	35,972,739.52	22.71	7.372	708	473,325.52	71.35
Total	288	$158,405,583.65	100.00%

Loan Ages for the Group 2 Mortgage Loans(1)

Range of Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	190	$112,642,761.00	71.11%	7.062%	702	$592,856.64	72.70%
1 – 5	98	45,762,822.65	28.89	7.265	698	466,967.58	76.26
Total	288	$158,405,583.65	100.00%

___________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 2 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10/1 LIBOR Fully Amortizing	21	$9,643,174.72	6.09%	7.197%	679	$459,198.80	74.30%
10/1 LIBOR 40/30 Balloon	8	3,051,429.83	1.93	7.827	668	381,428.73	77.03
10/1 LIBOR Interest Only	259	145,710,979.10	91.99	7.101	703	562,590.65	73.62
Total	288	$158,405,583.65	100.00%

Original Interest Only Terms of the Group 2 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	29	$12,694,604.55	8.01%	7.348%	676	$437,744.98	74.95%
120	259	145,710,979.10	91.99	7.101	703	562,590.65	73.62
Total	288	$158,405,583.65	100.00%

Prepayment Charge Terms and Type of the Group 2 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	190	$110,551,639.17	69.79%	7.184%	698	$581,850.73	73.83%
12 – Hard	43	23,586,099.05	14.89	7.077	696	548,513.93	71.60
24 – Hard	5	1,899,419.31	1.20	6.828	760	379,883.86	75.83
36 – Hard	50	22,368,426.12	14.12	6.876	720	447,368.52	75.28
Total	288	$158,405,583.65	100.00%

Gross Margins for the Group 2 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.500 – 2.999	277	$153,660,677.64	97.00%	7.102%	702	$554,731.69	73.20%
3.000 – 3.499	4	1,976,450.00	1.25	6.904	733	494,112.50	87.97
3.500 – 3.999	7	2,768,456.01	1.75	8.303	666	395,493.72	92.83
Total	288	$158,405,583.65	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.773%.

Months to Initial Adjustment Date for the Group 2 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
111 – 120	283	$154,579,083.65	97.58%	7.128%	701	$546,215.84	74.06%
121 – 130	5	3,826,500.00	2.42	6.835	694	765,300.00	60.30
Total	288	$158,405,583.65	100.00%

Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
11.000 – 11.499	20	$11,626,060.32	7.34%	6.313%	733	$581,303.02	70.81%
11.500 – 11.999	107	71,672,153.82	45.25	6.725	707	669,833.21	69.82
12.000 – 12.499	57	32,342,497.33	20.42	7.198	702	567,412.23	74.50
12.500 – 12.999	56	25,660,188.04	16.20	7.678	684	458,217.64	79.79
13.000 – 13.499	30	11,283,385.21	7.12	8.139	696	376,112.84	81.17
13.500 – 13.999	16	5,109,298.93	3.23	8.606	650	319,331.18	81.73
14.500 – 14.999	1	436,000.00	0.28	9.500	669	436,000.00	89.90
15.000 – 15.499	1	276,000.00	0.17	10.125	667	276,000.00	80.00
Total	288	$158,405,583.65	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 12.120%.

Initial Periodic Rate Cap for the Group 2 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5.000	288	$158,405,583.65	100.00%	7.120%	701	$550,019.39	73.73%
Total	288	$158,405,583.65	100.00%

Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.000	288	$158,405,583.65	100.00%	7.120%	701	$550,019.39	73.73%
Total	288	$158,405,583.65	100.00%

Origination Channels for the Group 2 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Correspondent	105	$63,669,242.10	40.19%	7.074%	701	$606,373.73	72.44%
Consumer Direct	30	12,059,475.69	7.61	6.998	722	401,982.52	73.41
Mortgage Professionals	153	82,676,865.86	52.19	7.174	699	540,371.67	74.77
Total	288	$158,405,583.65	100.00%

Loan Group 3

Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5.501 – 6.000	3	$1,584,000.00	1.88%	5.985%	713	$528,000.00	80.00%
6.001 – 6.500	24	13,721,095.00	16.26	6.403	717	571,712.29	72.17
6.501 – 7.000	67	42,273,221.80	50.11	6.834	704	630,943.61	74.96
7.001 – 7.500	34	18,797,958.30	22.28	7.319	702	552,881.13	78.56
7.501 – 8.000	14	7,756,712.59	9.19	7.768	682	554,050.90	79.44
8.501 – 9.000	1	232,000.00	0.27	8.625	654	232,000.00	80.00
Total	143	$84,364,987.69	100.00%

___________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.947% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.945% per annum.

Current Principal Balances for the Group 3 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
50,000.01 – 100,000.00	1	$84,000.00	0.10%	7.375%	737	$84,000.00	80.00%
100,000.01 – 150,000.00	1	145,200.00	0.17	7.875	738	145,200.00	80.00
150,000.01 – 200,000.00	2	375,000.00	0.44	6.180	712	187,500.00	68.44
200,000.01 – 250,000.00	5	1,145,475.25	1.36	7.487	669	229,095.05	80.96
250,000.01 – 300,000.00	6	1,665,600.00	1.97	7.061	702	277,600.00	77.88
300,000.01 – 350,000.00	4	1,304,000.00	1.55	6.880	718	326,000.00	76.22
350,000.01 – 400,000.00	4	1,471,200.00	1.74	7.371	682	367,800.00	80.00
400,000.01 – 450,000.00	12	5,144,500.00	6.10	7.006	703	428,708.33	75.90
450,000.01 – 500,000.00	21	10,067,569.05	11.93	6.990	700	479,408.05	77.29
500,000.01 – 550,000.00	18	9,478,800.00	11.24	6.836	699	526,600.00	77.26
550,000.01 – 600,000.00	21	12,052,554.00	14.29	6.905	702	573,931.14	78.66
600,000.01 – 650,000.00	9	5,736,400.00	6.80	6.918	703	637,377.78	74.61
650,000.01 – 700,000.00	4	2,678,500.00	3.17	7.088	692	669,625.00	77.45
700,000.01 – 750,000.00	15	11,067,889.39	13.12	7.076	716	737,859.29	78.06
750,000.01 – 800,000.00	2	1,559,800.00	1.85	6.312	719	779,900.00	71.94
800,000.01 – 850,000.00	3	2,511,200.00	2.98	7.296	708	837,066.67	80.00
850,000.01 – 900,000.00	3	2,665,000.00	3.16	6.874	760	888,333.33	76.72
900,000.01 – 950,000.00	2	1,849,500.00	2.19	6.697	716	924,750.00	77.47
950,000.01 – 1,000,000.00	3	2,972,800.00	3.52	6.875	709	990,933.33	74.45
1,000,000.01 – 1,250,000.00	1	1,155,000.00	1.37	6.500	806	1,155,000.00	62.43
1,250,000.01 – 1,500,000.00	4	5,695,000.00	6.75	7.027	679	1,423,750.00	70.80
1,500,000.01 – 1,750,000.00	1	1,540,000.00	1.83	6.375	690	1,540,000.00	70.00
1,750,000.01 – 2,000,000.00	1	2,000,000.00	2.37	6.875	641	2,000,000.00	50.00
Total	143	$84,364,987.69	100.00%

___________
(1)	As of the Cut-off Date, the average principal balance of the Group 3 Mortgage Loans was approximately $589,965.

Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
40.01 – 50.00	3	$3,170,000.00	3.76%	6.752%	658	$1,056,666.67	48.17%
50.01 – 60.00	3	1,093,695.00	1.30	6.602	708	364,565.00	58.52
60.01 – 70.00	15	12,633,000.00	14.97	6.692	697	842,200.00	66.75
70.01 – 80.00	120	66,662,439.33	79.02	7.009	708	555,520.33	79.01
80.01 – 90.00	2	805,853.36	0.96	7.046	675	402,926.68	86.68
Total	143	$84,364,987.69	100.00%

___________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 75.83%.

Original Term to Stated Maturity for the Group 3 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
360	143	$84,364,987.69	100.00%	6.947%	704	$589,964.95	75.83%
Total	143	$84,364,987.69	100.00%

Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)

Range of Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
356 – 360	143	$84,364,987.69	100.00%	6.947%	704	$589,964.95	75.83%
Total	143	$84,364,987.69	100.00%

___________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Arizona	1	$738,876.80	0.88%	6.625%	746	$738,876.80	80.00%
California	93	59,517,344.00	70.55	6.964	706	639,971.44	74.91
Colorado	3	1,603,200.00	1.90	7.073	729	534,400.00	80.00
Connecticut	3	1,271,000.00	1.51	7.239	699	423,666.67	83.37
District of Columbia	2	595,200.00	0.71	7.401	682	297,600.00	80.00
Florida	4	1,675,129.05	1.99	7.182	685	418,782.26	77.65
Georgia	1	145,200.00	0.17	7.875	738	145,200.00	80.00
Hawaii	1	557,600.00	0.66	7.750	731	557,600.00	80.00
Idaho	1	650,000.00	0.77	6.375	677	650,000.00	46.43
Illinois	2	1,200,000.00	1.42	7.375	670	600,000.00	79.48
Massachusetts	2	1,176,000.00	1.39	6.933	721	588,000.00	80.00
Minnesota	1	404,000.00	0.48	6.750	636	404,000.00	80.00
Nevada	3	1,285,600.00	1.52	6.609	707	428,533.33	80.00
New Jersey	3	1,403,762.59	1.66	7.478	663	467,920.86	80.00
New York	12	7,047,400.00	8.35	6.773	703	587,283.33	78.33
Ohio	1	620,000.00	0.73	6.875	674	620,000.00	80.00
Texas	1	84,000.00	0.10	7.375	737	84,000.00	80.00
Virginia	6	3,228,353.36	3.83	6.328	695	538,058.89	76.92
Washington	2	739,821.89	0.88	7.331	676	369,910.95	80.00
Wyoming	1	422,500.00	0.50	6.875	656	422,500.00	68.15
Total	143	$84,364,987.69	100.00%

Mortgagors’ FICO Scores for the Group 3 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
620 – 639	9	$4,537,662.59	5.38%	7.337%	629	$504,184.73	79.43%
640 – 659	10	5,420,925.25	6.43	7.113	647	542,092.53	66.87
660 – 679	16	9,026,790.00	10.70	6.911	668	564,174.38	71.89
680 – 699	41	26,350,129.05	31.23	6.963	688	642,686.07	74.85
700 – 719	20	12,109,700.00	14.35	6.896	711	605,485.00	78.33
720 – 739	21	11,345,754.00	13.45	6.935	727	540,274.00	79.21
740 – 759	10	6,381,176.80	7.56	6.833	747	638,117.68	78.76
760 – 779	9	4,472,000.00	5.30	6.719	769	496,888.89	77.99
780 – 799	4	2,392,250.00	2.84	7.080	793	598,062.50	78.72
800 – 819	3	2,328,600.00	2.76	6.674	809	776,200.00	71.29
Total	143	$84,364,987.69	100.00%

___________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 Mortgage Loans was approximately 704.

Types of Mortgaged Properties for the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Planned Unit Development (PUD)	22	$12,530,634.39	14.85%	6.825%	706	$569,574.29	76.49%
High Rise Condominium	5	3,290,400.00	3.90	6.817	721	658,080.00	79.67
Low Rise Condominium	11	6,489,529.05	7.69	7.236	709	589,957.19	78.14
Single Family Residence	92	55,030,170.25	65.23	6.911	701	598,154.02	74.81
Two- to Four-Family Residence	13	7,024,254.00	8.33	7.240	708	540,327.23	78.70
Total	143	$84,364,987.69	100.00%

Purposes of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Purchase	52	$29,846,893.39	35.38%	6.959%	722	$573,978.72	78.63%
Refinance (Rate/Term)	43	26,148,195.00	30.99	6.871	704	608,097.56	77.08
Refinance (Cash Out)	48	28,369,899.30	33.63	7.003	684	591,039.57	71.72
Total	143	$84,364,987.69	100.00%

Occupancy Types for the Group 3 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Primary Home	129	$77,296,637.69	91.62%	6.921%	704	$599,198.74	75.57%
Second Home	2	983,750.00	1.17	7.496	672	491,875.00	77.54
Investment	12	6,084,600.00	7.21	7.180	707	507,050.00	78.86
Total	143	$84,364,987.69	100.00%

___________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 3 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Full/Alternate	31	$15,736,653.36	18.65%	6.699%	702	$507,633.98	77.25%
FastForward	4	2,018,800.00	2.39	6.842	712	504,700.00	80.00
Stated Income	78	50,918,967.44	60.36	6.982	708	652,807.27	75.31
No Ratio	17	10,697,845.00	12.68	7.019	702	629,285.00	75.87
No Income/No Asset	5	1,876,721.89	2.22	7.354	664	375,344.38	79.70
No Doc	8	3,116,000.00	3.69	7.188	673	389,500.00	71.86
Total	143	$84,364,987.69	100.00%

Loan Ages for the Group 3 Mortgage Loans(1)

Range of Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	119	$72,205,220.80	85.59%	6.933%	705	$606,766.56	75.35%
1 – 5	24	12,159,766.89	14.41	7.030	693	506,656.95	78.68
Total	143	$84,364,987.69	100.00%

___________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 3 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 3 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10/1 LIBOR Fully Amortizing	10	$4,933,645.94	5.85%	7.012%	702	$493,364.59	75.79%
10/1 LIBOR 40/30 Balloon	4	1,908,615.95	2.26	7.394	659	477,153.99	80.58
10/1 LIBOR Interest Only	129	77,522,725.80	91.89	6.931	705	600,951.36	75.71
Total	143	$84,364,987.69	100.00%

Original Interest Only Terms of the Group 3 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	14	$6,842,261.89	8.11%	7.119%	690	$488,732.99	77.13%
120	129	77,522,725.80	91.89	6.931	705	600,951.36	75.71
Total	143	$84,364,987.69	100.00%

Prepayment Charge Terms and Type of the Group 3 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	58	$39,987,561.59	47.40%	7.001%	706	$689,440.72	74.32%
12 – Hard	28	14,804,221.89	17.55	7.034	698	528,722.21	77.52
24 – Hard	7	3,745,950.00	4.44	6.942	706	535,135.71	80.39
36 – Hard	50	25,827,254.21	30.61	6.813	703	516,545.08	76.52
Total	143	$84,364,987.69	100.00%

Gross Margins for the Group 3 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.000 – 2.499	3	$1,047,600.00	1.24%	6.475%	739	$349,200.00	80.00%
2.500 – 2.999	139	83,096,534.33	98.50	6.951	703	597,816.79	75.75
3.000 – 3.499	1	220,853.36	0.26	7.500	648	220,853.36	85.00
Total	143	$84,364,987.69	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans was approximately 2.744%.

Months to Initial Adjustment Date for the Group 3 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
111 – 120	135	$79,306,392.69	94.00%	6.959%	704	$587,454.76	75.84%
121 – 130	8	5,058,595.00	6.00	6.753	698	632,324.38	75.64
Total	143	$84,364,987.69	100.00%

Maximum Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10.500 – 10.999	1	$192,000.00	0.23%	5.875%	761	$192,000.00	80.00%
11.000 – 11.499	16	10,249,495.00	12.15	6.302	706	640,593.44	72.40
11.500 – 11.999	68	41,155,321.80	48.78	6.770	711	605,225.32	75.26
12.000 – 12.499	35	21,588,529.05	25.59	7.203	699	616,815.12	76.50
12.500 – 12.999	20	10,051,641.84	11.91	7.662	686	502,582.09	79.67
13.000 – 13.499	2	896,000.00	1.06	8.000	656	448,000.00	80.00
13.500 – 13.999	1	232,000.00	0.27	8.625	654	232,000.00	80.00
Total	143	$84,364,987.69	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 Mortgage Loans was approximately 11.947%.

Initial Periodic Rate Cap for the Group 3 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5.000	143	$84,364,987.69	100.00%	6.947%	704	$589,964.95	75.83%
Total	143	$84,364,987.69	100.00%

Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.000	143	$84,364,987.69	100.00%	6.947%	704	$589,964.95	75.83%
Total	143	$84,364,987.69	100.00%

Origination Channels for the Group 3 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Correspondent	54	$33,560,663.53	39.78%	7.012%	704	$621,493.77	74.81%
Consumer Direct	13	5,789,295.00	6.86	6.755	708	445,330.38	76.71
Mortgage Professionals	76	45,015,029.16	53.36	6.922	703	592,303.02	76.47
Total	143	$84,364,987.69	100.00%

Group 2 and Group 3 Mortgage Loans

Mortgage Rates for the Group 2 and Group 3 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5.501 – 6.000	3	$1,584,000.00	0.65%	5.985%	713	$528,000.00	80.00%
6.001 – 6.500	57	32,421,108.07	13.35	6.392	726	568,791.37	71.89
6.501 – 7.000	178	117,002,336.16	48.19	6.801	704	657,316.50	71.48
7.001 – 7.500	91	49,217,515.38	20.27	7.335	701	540,851.82	77.52
7.501 – 8.000	65	29,913,278.04	12.32	7.801	679	460,204.28	80.59
8.001 – 8.500	26	8,979,117.51	3.70	8.308	691	345,350.67	80.45
8.501 – 9.000	9	2,941,216.18	1.21	8.694	648	326,801.80	83.41
9.001 – 9.500	1	436,000.00	0.18	9.500	669	436,000.00	89.90
9.501 – 10.000	1	276,000.00	0.11	10.125	667	276,000.00	80.00
Total	431	$242,770,571.34	100.00%

___________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 and Group 3 Mortgage Loans was approximately 7.060% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 and Group 3 Mortgage Loans net of the insurance premiums charged by the lender was approximately 7.046% per annum.

Current Principal Balances for the Group 2 and Group 3 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
50,000.01 – 100,000.00	6	$491,790.00	0.20%	7.862%	708	$81,965.00	70.64%
100,000.01 – 150,000.00	8	1,107,891.98	0.46	7.841	701	138,486.50	76.65
150,000.01 – 200,000.00	15	2,798,919.31	1.15	7.046	699	186,594.62	72.18
200,000.01 – 250,000.00	18	4,138,183.02	1.70	7.715	678	229,899.06	77.38
250,000.01 – 300,000.00	23	6,417,851.63	2.64	7.593	679	279,037.03	80.89
300,000.01 – 350,000.00	16	5,158,975.00	2.13	7.356	673	322,435.94	75.71
350,000.01 – 400,000.00	18	6,674,951.74	2.75	7.526	691	370,830.65	76.13
400,000.01 – 450,000.00	38	16,442,558.25	6.77	7.227	690	432,698.90	76.25
450,000.01 – 500,000.00	55	26,364,299.20	10.86	7.264	695	479,350.89	77.44
500,000.01 – 550,000.00	50	26,265,431.00	10.82	6.972	701	525,308.62	75.12
550,000.01 – 600,000.00	48	27,671,963.82	11.40	6.953	699	576,499.25	76.37
600,000.01 – 650,000.00	31	19,565,003.00	8.06	6.993	703	631,129.13	75.43
650,000.01 – 700,000.00	13	8,771,750.00	3.61	7.065	697	674,750.00	74.44
700,000.01 – 750,000.00	28	20,613,583.53	8.49	7.149	723	736,199.41	76.38
750,000.01 – 800,000.00	7	5,454,919.86	2.25	6.695	744	779,274.27	71.97
800,000.01 – 850,000.00	6	5,013,700.00	2.07	7.147	704	835,616.67	74.28
850,000.01 – 900,000.00	9	7,912,500.00	3.26	6.901	727	879,166.67	76.40
900,000.01 – 950,000.00	6	5,547,000.00	2.28	6.731	708	924,500.00	75.99
950,000.01 – 1,000,000.00	11	10,865,800.00	4.48	6.863	719	987,800.00	70.12
1,000,000.01 – 1,250,000.00	5	5,467,000.00	2.25	6.726	746	1,093,400.00	68.35
1,250,000.01 – 1,500,000.00	16	22,301,500.00	9.19	6.879	704	1,393,843.75	70.83
1,500,000.01 – 1,750,000.00	1	1,540,000.00	0.63	6.375	690	1,540,000.00	70.00
1,750,000.01 – 2,000,000.00	2	3,985,000.00	1.64	6.875	631	1,992,500.00	44.87
2,000,000.01 – 2,250,000.00	1	2,200,000.00	0.91	6.625	676	2,200,000.00	62.86
Total	431	$242,770,571.34	100.00%

___________
(1)	As of the Cut-off Date, the average principal balance of the Group 2 and Group 3 Mortgage Loans was approximately $563,273.

Original Loan-to-Value Ratios for the Group 2 and Group 3 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10.01 – 20.00	1	$500,000.00	0.21%	7.000%	655	$500,000.00	17.76%
20.01 – 30.00	1	397,000.00	0.16	6.750	753	397,000.00	26.47
30.01 – 40.00	5	3,127,000.00	1.29	6.775	649	625,400.00	38.79
40.01 – 50.00	8	5,681,859.38	2.34	6.740	674	710,232.42	46.42
50.01 – 60.00	13	7,719,195.00	3.18	6.729	667	593,784.23	56.87
60.01 – 70.00	75	53,552,614.80	22.06	6.766	713	714,034.86	66.35
70.01 – 80.00	296	158,895,858.03	65.45	7.155	703	536,810.33	78.78
80.01 – 90.00	19	8,012,968.02	3.30	7.343	684	421,735.16	86.95
90.01 – 100.00	13	4,884,076.11	2.01	7.850	698	375,698.16	95.23
Total	431	$242,770,571.34	100.00%

___________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 and Group 3 Mortgage Loans was approximately 74.46%.

Original Term to Stated Maturity for the Group 2 and Group 3 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
360	431	$242,770,571.34	100.00%	7.060%	702	$563,272.79	74.46%
Total	431	$242,770,571.34	100.00%

Remaining Terms to Stated Maturity for the Group 2 and Group 3 Mortgage Loans(1)

Range of Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
356 – 360	431	$242,770,571.34	100.00%	7.060%	702	$563,272.79	74.46%
Total	431	$242,770,571.34	100.00%

___________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 and Group 3 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 2 and Group 3 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Arizona	10	$4,692,090.55	1.93%	6.959%	716	$469,209.06	74.45%
California	251	161,080,984.33	66.35	6.990	707	641,756.91	73.72
Colorado	6	3,910,998.71	1.61	6.979	721	651,833.12	69.40
Connecticut	5	1,719,000.00	0.71	7.372	695	343,800.00	80.48
District of Columbia	5	1,725,575.00	0.71	7.308	667	345,115.00	79.64
Florida	21	8,915,548.36	3.67	7.177	700	424,549.92	77.31
Georgia	7	1,605,774.83	0.66	7.394	704	229,396.40	81.22
Hawaii	6	2,182,750.94	0.90	7.190	723	363,791.82	73.13
Idaho	2	898,615.35	0.37	6.686	671	449,307.68	55.65
Illinois	7	3,670,000.00	1.51	7.512	694	524,285.71	77.59
Indiana	1	960,000.00	0.40	7.750	640	960,000.00	80.00
Maine	2	869,651.74	0.36	7.425	674	434,825.87	83.45
Maryland	9	4,575,499.03	1.88	7.427	689	508,388.78	80.56
Massachusetts	10	4,353,632.59	1.79	7.424	685	435,363.26	80.01
Michigan	2	591,424.46	0.24	7.710	654	295,712.23	84.80
Minnesota	2	646,939.83	0.27	7.407	631	323,469.92	83.76
Nevada	9	4,521,600.00	1.86	6.813	703	502,400.00	68.26
New Hampshire	1	756,000.00	0.31	7.000	784	756,000.00	80.00
New Jersey	19	6,972,985.37	2.87	7.656	687	366,999.23	78.78
New York	26	15,166,385.00	6.25	7.032	681	583,322.50	73.19
North Carolina	1	847,500.00	0.35	6.625	715	847,500.00	69.18
Ohio	2	689,600.00	0.28	6.938	677	344,800.00	80.00
Oregon	1	437,500.00	0.18	7.000	708	437,500.00	70.00
Rhode Island	1	244,800.00	0.10	8.875	658	244,800.00	80.00
Texas	1	84,000.00	0.03	7.375	737	84,000.00	80.00
Virginia	10	5,116,353.36	2.11	6.826	679	511,635.34	76.14
Washington	11	4,930,421.89	2.03	7.359	712	448,220.17	78.67
Wyoming	3	604,940.00	0.25	7.384	659	201,646.67	71.72
Total	431	$242,770,571.34	100.00%

Mortgagors’ FICO Scores for the Group 2 and Group 3 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Not available	1	$495,200.00	0.20%	8.000%	N/A	$495,200.00	80.00%
620 – 639	50	24,772,344.56	10.20	7.272	628	495,446.89	73.28
640 – 659	49	23,514,021.60	9.69	7.462	648	479,877.99	72.06
660 – 679	55	29,765,857.59	12.26	7.074	670	541,197.41	71.79
680 – 699	75	45,653,606.03	18.81	7.050	688	608,714.75	73.62
700 – 719	58	36,046,151.93	14.85	6.967	708	621,485.38	77.92
720 – 739	50	24,884,828.83	10.25	7.134	727	497,696.58	78.67
740 – 759	40	23,527,802.12	9.69	6.820	751	588,195.05	73.31
760 – 779	30	19,121,474.68	7.88	6.728	769	637,382.49	74.87
780 – 799	14	9,399,131.00	3.87	7.000	792	671,366.50	76.52
800 – 819	7	5,028,153.00	2.07	6.920	809	718,307.57	69.87
820 – 839	2	562,000.00	0.23	6.436	820	281,000.00	62.74
Total	431	$242,770,571.34	100.00%

___________
(1)
As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 and Group 3 Mortgage Loans was (not including the Mortgage Loans for which the FICO Credit Score was not available) approximately 702.

Types of Mortgaged Properties for the Group 2 and Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Planned Unit Development (PUD)	65	$37,647,509.95	15.51%	7.020%	704	$579,192.46	75.44%
High Rise Condominium	10	7,270,151.07	2.99	7.073	718	727,015.11	78.60
Low Rise Condominium	28	16,538,811.64	6.81	7.124	713	590,671.84	75.86
Single Family Residence	275	151,194,500.78	62.28	7.041	698	549,798.18	73.81
Townhouse	1	496,000.00	0.20	8.500	637	496,000.00	80.00
Two- to Four-Family Residence	52	29,623,597.90	12.20	7.143	714	569,684.58	74.61
Total	431	$242,770,571.34	100.00%

Purposes of the Group 2 and Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Purchase	126	$76,964,926.50	31.70%	7.066%	720	$610,832.75	77.58%
Refinance (Rate/Term)	126	72,115,174.14	29.71	6.903	706	572,342.65	74.56
Refinance (Cash Out)	179	93,690,470.70	38.59	7.176	685	523,410.45	71.81
Total	431	$242,770,571.34	100.00%

Occupancy Types for the Group 2 and Group 3 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Primary Home	343	$196,448,411.01	80.92%	7.016%	702	$572,735.89	74.89%
Second Home	14	9,191,750.94	3.79	7.205	672	656,553.64	66.59
Investment	74	37,130,409.39	15.29	7.257	709	501,762.29	74.12
Total	431	$242,770,571.34	100.00%

___________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 2 and Group 3 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Full/Alternate	69	$39,816,729.01	16.40%	6.861%	685	$577,054.04	77.36%
FastForward	5	2,568,800.00	1.06	6.822	723	513,760.00	71.93
Stated Income	168	98,547,478.16	40.59	7.039	700	586,592.13	74.86
No Ratio	72	48,431,145.07	19.95	6.990	726	672,654.79	74.88
No Income/No Asset	33	14,317,679.58	5.90	7.229	673	433,869.08	71.04
No Doc	84	39,088,739.52	16.10	7.357	705	465,342.14	71.39
Total	431	$242,770,571.34	100.00%

Loan Ages for the Group 2 and Group 3 Mortgage Loans(1)

Range of Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	309	$184,847,981.80	76.14%	7.011%	704	$598,213.53	73.73%
1 – 5	122	57,922,589.54	23.86	7.216	697	474,775.32	76.77
Total	431	$242,770,571.34	100.00%

___________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 2 and Group 3 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 2 and Group 3 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10/1 LIBOR Fully Amortizing	31	$14,576,820.66	6.00%	7.134%	687	$470,220.02	74.80%
10/1 LIBOR 40/30 Balloon	12	4,960,045.78	2.04	7.660	664	413,337.15	78.39
10/1 LIBOR Interest Only	388	223,233,704.90	91.95	7.042	704	575,344.60	74.35
Total	431	$242,770,571.34	100.00%

Original Interest Only Terms of the Group 2 and Group 3 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	43	$19,536,866.44	8.05%	7.268%	681	$454,345.73	75.71%
120	388	223,233,704.90	91.95	7.042	704	575,344.60	74.35
Total	431	$242,770,571.34	100.00%

Prepayment Charge Terms and Type of the Group 2 and Group 3 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	248	$150,539,200.76	62.01%	7.136%	700	$607,012.91	73.96%
12 – Hard	71	38,390,320.94	15.81	7.061	697	540,708.75	73.88
24 – Hard	12	5,645,369.31	2.33	6.904	724	470,447.44	78.85
36 – Hard	100	48,195,680.33	19.85	6.842	711	481,956.80	75.95
Total	431	$242,770,571.34	100.00%

Gross Margins for the Group 2 and Group 3 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.000 – 2.499	3	$1,047,600.00	0.43%	6.475%	739	$349,200.00	80.00%
2.500 – 2.999	416	236,757,211.97	97.52	7.049	702	569,127.91	74.10
3.000 – 3.499	5	2,197,303.36	0.91	6.964	724	439,460.67	87.67
3.500 – 3.999	7	2,768,456.01	1.14	8.303	666	395,493.72	92.83
Total	431	$242,770,571.34	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 2 and Group 3 Mortgage Loans was approximately 2.763%.

Months to Initial Adjustment Date for the Group 2 and Group 3 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
111 – 120	418	$233,885,476.34	96.34%	7.070%	702	$559,534.63	74.66%
121 – 130	13	8,885,095.00	3.66	6.788	696	683,468.85	69.03
Total	431	$242,770,571.34	100.00%

Maximum Mortgage Rates for the Group 2 and Group 3 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10.500 – 10.999	1	$192,000.00	0.08%	5.875%	761	$192,000.00	80.00%
11.000 – 11.499	36	21,875,555.32	9.01	6.308	720	607,654.31	71.55
11.500 – 11.999	175	112,827,475.62	46.47	6.741	708	644,728.43	71.80
12.000 – 12.499	92	53,931,026.38	22.21	7.200	701	586,206.81	75.30
12.500 – 12.999	76	35,711,829.88	14.71	7.673	685	469,892.50	79.76
13.000 – 13.499	32	12,179,385.21	5.02	8.129	693	380,605.79	81.08
13.500 – 13.999	17	5,341,298.93	2.20	8.607	650	314,194.05	81.66
14.500 – 14.999	1	436,000.00	0.18	9.500	669	436,000.00	89.90
15.000 – 15.499	1	276,000.00	0.11	10.125	667	276,000.00	80.00
Total	431	$242,770,571.34	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 and Group 3 Mortgage Loans was approximately 12.060%.

Initial Periodic Rate Cap for the Group 2 and Group 3 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5.000	431	$242,770,571.34	100.00%	7.060%	702	$563,272.79	74.46%
Total	431	$242,770,571.34	100.00%

Subsequent Periodic Rate Cap for the Group 2 and Group 3 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.000	431	$242,770,571.34	100.00%	7.060%	702	$563,272.79	74.46%
Total	431	$242,770,571.34	100.00%

Origination Channels for the Group 2 and Group 3 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Correspondent	159	$97,229,905.63	40.05%	7.053%	702	$611,508.84	73.26%
Consumer Direct	43	17,848,770.69	7.35	6.919	717	415,087.69	74.48
Mortgage Professionals	229	127,691,895.02	52.60	7.085	700	557,606.53	75.37
Total	431	$242,770,571.34	100.00%

Aggregate Mortgage Loans

Mortgage Rates for the Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
4.501 – 5.000	2	$1,211,250.00	0.36%	5.000%	815	$605,625.00	72.40%
5.001 – 5.500	2	1,326,400.00	0.39	5.415	744	663,200.00	80.00
5.501 – 6.000	18	7,240,230.77	2.14	5.876	711	402,235.04	75.44
6.001 – 6.500	101	51,099,338.13	15.13	6.389	723	505,934.04	73.38
6.501 – 7.000	265	159,211,729.58	47.13	6.798	701	600,798.98	72.01
7.001 – 7.500	117	63,516,634.99	18.80	7.331	700	542,877.22	77.58
7.501 – 8.000	84	36,398,891.94	10.78	7.795	681	433,320.14	81.18
8.001 – 8.500	35	11,458,069.06	3.39	8.313	691	327,373.40	81.69
8.501 – 9.000	13	4,553,980.93	1.35	8.714	656	350,306.23	85.02
9.001 – 9.500	5	1,506,082.00	0.45	9.251	665	301,216.40	90.30
10.001 – 10.500	1	276,000.00	0.08	10.125	667	276,000.00	80.00
Total	643	$337,798,607.40	100.00%

___________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.003% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.978% per annum.

Current Principal Balances for the Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
50,000.01 – 100,000.00	10	$815,962.00	0.24%	7.907%	720	$81,596.20	75.90%
100,000.01 – 150,000.00	21	2,806,224.98	0.83	7.415	693	133,629.76	76.02
150,000.01 – 200,000.00	29	5,268,984.35	1.56	6.877	695	181,689.12	73.81
200,000.01 – 250,000.00	33	7,497,443.66	2.22	7.610	688	227,195.26	79.46
250,000.01 – 300,000.00	38	10,595,779.44	3.14	7.299	693	278,836.30	82.20
300,000.01 – 350,000.00	42	13,701,908.38	4.06	7.028	686	326,235.91	78.44
350,000.01 – 400,000.00	35	13,034,559.40	3.86	7.194	696	372,415.98	75.24
400,000.01 – 450,000.00	56	24,130,573.51	7.14	7.087	700	430,903.10	75.47
450,000.01 – 500,000.00	76	36,513,080.33	10.81	7.164	698	480,435.27	79.24
500,000.01 – 550,000.00	60	31,559,577.96	9.34	6.961	701	525,992.97	75.79
550,000.01 – 600,000.00	65	37,485,442.36	11.10	6.882	695	576,699.11	75.66
600,000.01 – 650,000.00	41	25,879,353.00	7.66	6.897	702	631,203.73	75.22
650,000.01 – 700,000.00	21	14,145,974.19	4.19	7.081	696	673,617.82	75.09
700,000.01 – 750,000.00	31	22,806,467.16	6.75	7.166	720	735,692.49	76.61
750,000.01 – 800,000.00	9	7,028,156.76	2.08	6.679	738	780,906.31	70.66
800,000.01 – 850,000.00	8	6,661,994.30	1.97	7.034	700	832,749.29	72.00
850,000.01 – 900,000.00	12	10,557,900.00	3.13	6.817	722	879,825.00	77.06
900,000.01 – 950,000.00	8	7,386,295.37	2.19	6.752	708	923,286.92	73.87
950,000.01 – 1,000,000.00	18	17,697,049.00	5.24	6.847	717	983,169.39	71.51
1,000,000.01 – 1,250,000.00	5	5,467,000.00	1.62	6.726	746	1,093,400.00	68.35
1,250,000.01 – 1,500,000.00	20	27,447,656.25	8.13	6.884	703	1,372,382.81	70.23
1,500,000.01 – 1,750,000.00	2	3,126,225.00	0.93	6.629	662	1,563,112.50	68.37
1,750,000.01 – 2,000,000.00	2	3,985,000.00	1.18	6.875	631	1,992,500.00	44.87
2,000,000.01 – 2,250,000.00	1	2,200,000.00	0.65	6.625	676	2,200,000.00	62.86
Total	643	$337,798,607.40	100.00%

___________
(1)	As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $525,348.

Original Loan-to-Value Ratios for the Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10.01 – 20.00	1	$500,000.00	0.15%	7.000%	655	$500,000.00	17.76%
20.01 – 30.00	1	397,000.00	0.12	6.750	753	397,000.00	26.47
30.01 – 40.00	6	3,287,500.00	0.97	6.774	651	547,916.67	38.78
40.01 – 50.00	12	7,223,487.92	2.14	6.633	677	601,957.33	46.60
50.01 – 60.00	27	14,981,892.80	4.44	6.718	668	554,884.92	56.38
60.01 – 70.00	105	69,763,185.42	20.65	6.749	710	664,411.29	66.42
70.01 – 80.00	414	214,043,510.00	63.36	7.066	704	517,013.31	78.67
80.01 – 90.00	39	14,516,722.63	4.30	7.320	681	372,223.66	87.17
90.01 – 100.00	38	13,085,308.63	3.87	7.566	701	344,350.23	95.69
Total	643	$337,798,607.40	100.00%

___________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 74.95%.

Original Term to Stated Maturity for the Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
360	643	$337,798,607.40	100.00%	7.003%	701	$525,347.76	74.95%
Total	643	$337,798,607.40	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans(1)

Range of Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
356 – 360	643	$337,798,607.40	100.00%	7.003%	701	$525,347.76	74.95%
Total	643	$337,798,607.40	100.00%

___________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Alabama	1	$184,000.00	0.05%	6.500%	722	$184,000.00	80.00%
Arizona	15	6,284,040.55	1.86	6.925	719	418,936.04	77.75
California	333	203,487,716.11	60.24	6.928	705	611,074.22	73.38
Colorado	15	9,040,049.21	2.68	6.963	722	602,669.95	75.65
Connecticut	6	2,309,000.00	0.68	7.660	679	384,833.33	79.88
Delaware	1	155,981.05	0.05	7.000	686	155,981.05	80.00
District of Columbia	6	2,018,122.90	0.60	7.227	673	336,353.82	79.69
Florida	43	15,616,170.42	4.62	7.050	706	363,166.75	79.15
Georgia	10	3,045,133.46	0.90	7.419	712	304,513.35	83.19
Hawaii	10	3,709,375.13	1.10	7.019	726	370,937.51	77.02
Idaho	4	1,706,615.35	0.51	6.700	703	426,653.84	74.26
Illinois	12	5,047,352.98	1.49	7.765	699	420,612.75	80.46
Indiana	3	1,647,600.00	0.49	7.430	639	549,200.00	80.00
Kansas	1	77,850.00	0.02	8.500	676	77,850.00	90.00
Louisiana	1	84,000.00	0.02	7.875	753	84,000.00	80.00
Maine	2	869,651.74	0.26	7.425	674	434,825.87	83.45
Maryland	12	6,590,632.66	1.95	7.369	686	549,219.39	79.51
Massachusetts	15	6,462,661.13	1.91	7.088	690	430,844.08	76.21
Michigan	3	1,370,424.46	0.41	7.093	664	456,808.15	70.66
Minnesota	3	1,646,938.83	0.49	7.388	673	548,979.61	80.52
Mississippi	2	309,220.21	0.09	6.764	700	154,610.11	80.00
Missouri	1	183,500.00	0.05	6.750	645	183,500.00	89.08
Nevada	11	4,938,072.00	1.46	6.855	701	448,915.64	68.10
New Hampshire	1	756,000.00	0.22	7.000	784	756,000.00	80.00
New Jersey	31	12,987,446.59	3.84	7.451	687	418,949.89	80.19
New York	44	24,487,627.58	7.25	6.962	686	556,536.99	73.98
North Carolina	2	996,865.00	0.30	6.644	706	498,432.50	70.60
Ohio	3	857,600.00	0.25	6.926	672	285,866.67	82.41
Oregon	3	1,217,500.00	0.36	6.651	744	405,833.33	81.14
Pennsylvania	3	926,600.00	0.27	7.382	746	308,866.67	78.89
Rhode Island	2	524,638.91	0.16	8.808	639	262,319.46	80.00
South Carolina	1	120,000.00	0.04	8.000	703	120,000.00	68.57
South Dakota	1	141,375.00	0.04	6.875	735	141,375.00	69.99
Tennessee	2	1,016,200.00	0.30	6.567	638	508,100.00	81.14
Texas	6	1,680,539.54	0.50	6.937	724	280,089.92	79.94
Virginia	16	6,997,945.36	2.07	6.678	671	437,371.59	77.75
Washington	13	6,684,221.23	1.98	7.351	704	514,170.86	78.80
Wisconsin	2	1,015,000.00	0.30	6.669	651	507,500.00	73.49
Wyoming	3	604,940.00	0.18	7.384	659	201,646.67	71.72
Total	643	$337,798,607.40	100.00%

Mortgagors’ FICO Scores for the Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Not available	1	$495,200.00	0.15%	8.000%	N/A	$495,200.00	80.00%
620 – 639	74	36,261,916.27	10.73	7.253	629	490,025.90	73.57
640 – 659	70	31,933,855.58	9.45	7.257	648	456,197.94	72.30
660 – 679	82	41,183,860.89	12.19	7.013	670	502,242.21	72.21
680 – 699	118	68,107,168.73	20.16	7.066	689	577,179.40	74.55
700 – 719	86	47,628,598.65	14.10	6.951	708	553,820.91	78.35
720 – 739	67	31,730,903.83	9.39	7.050	728	473,595.58	78.63
740 – 759	65	34,893,631.31	10.33	6.755	750	536,825.10	74.49
760 – 779	44	24,191,713.25	7.16	6.707	769	549,811.66	75.12
780 – 799	23	13,932,755.89	4.12	6.861	791	605,772.00	77.65
800 – 819	11	6,877,003.00	2.04	6.517	810	625,182.09	71.25
820 – 839	2	562,000.00	0.17	6.436	820	281,000.00	62.74
Total	643	$337,798,607.40	100.00%

___________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 701.

Types of Mortgaged Properties for the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Planned Unit Development (PUD)	90	$48,890,243.79	14.47%	6.936%	706	$543,224.93	76.45%
High Rise Condominium	13	8,200,813.85	2.43	7.056	717	630,831.83	78.49
Low Rise Condominium	42	20,897,463.64	6.19	7.159	710	497,558.66	76.18
Single Family Residence	416	216,349,958.56	64.05	6.988	697	520,072.02	74.41
Townhouse	4	2,179,795.37	0.65	6.990	683	544,948.84	76.68
Two- to Four-Family Residence	78	41,280,332.19	12.22	7.072	715	529,235.03	74.56
Total	643	$337,798,607.40	100.00%

Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Purchase	180	$97,004,697.27	28.72%	7.076%	718	$538,914.98	78.99%
Refinance (Rate/Term)	211	117,672,901.68	34.84	6.841	701	557,691.48	74.97
Refinance (Cash Out)	252	123,121,008.45	36.45	7.100	689	488,575.43	71.74
Total	643	$337,798,607.40	100.00%

Occupancy Types for the Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Primary Home	525	$280,719,609.28	83.10%	6.963%	701	$534,704.02	75.54%
Second Home	19	10,764,615.82	3.19	7.137	676	566,558.73	67.27
Investment	99	46,314,382.30	13.71	7.214	709	467,822.04	73.14
Total	643	$337,798,607.40	100.00%

___________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Full/Alternate	124	$59,785,094.52	17.70%	6.806%	687	$482,137.86	78.27%
FastForward	5	2,568,800.00	0.76	6.822	723	513,760.00	71.93
Stated Income	249	136,996,285.17	40.56	7.016	696	550,185.88	75.30
No Ratio	112	71,308,239.33	21.11	6.891	726	636,680.71	75.13
No Income/ No Asset	50	21,067,681.77	6.24	7.168	674	421,353.64	70.01
No Doc	103	46,072,506.61	13.64	7.326	708	447,305.89	71.76
Total	643	$337,798,607.40	100.00%

Loan Ages for the Mortgage Loans(1)

Range of Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	400	$224,307,242.80	66.40%	6.988%	704	$560,768.11	73.83%
1 – 5	243	113,491,364.60	33.60	7.032	697	467,042.65	77.16
Total	643	$337,798,607.40	100.00%

___________
(1)	As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 0 month.

Loan Programs for the Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10/1 LIBOR Fully Amortizing	31	$14,576,820.66	4.32%	7.134%	687	$470,220.02	74.80%
10/1 LIBOR 40/30 Balloon	12	4,960,045.78	1.47	7.660	664	413,337.15	78.39
10/1 LIBOR Interest Only	388	223,233,704.90	66.08	7.042	704	575,344.60	74.35
7/1 LIBOR Fully Amortizing	24	8,822,289.62	2.61	6.907	681	367,595.40	73.42
7/1 LIBOR 40/30 Balloon	2	770,474.19	0.23	7.049	744	385,237.10	82.31
7/1 LIBOR Interest Only	185	85,315,272.25	25.26	6.848	701	461,163.63	76.45
7/6 LIBOR Interest Only	1	120,000.00	0.04	8.000	703	120,000.00	68.57
Total	643	$337,798,607.40	100.00%

Original Interest Only Terms of the Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	69	$29,129,630.25	8.62%	7.153%	683	$422,168.55	75.19%
84	1	120,000.00	0.04	8.000	703	120,000.00	68.57
120	573	308,548,977.15	91.34	6.988	703	538,479.89	74.93
Total	643	$337,798,607.40	100.00%

Prepayment Charge Terms and Type of the Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
0	360	$205,247,551.18	60.76%	7.045%	701	$570,132.09	74.47%
12 – Hard	102	52,052,882.83	15.41	7.074	696	510,322.38	74.59
24 – Hard	32	13,411,939.40	3.97	6.768	703	419,123.11	76.91
36 – Hard	149	67,086,233.99	19.86	6.865	705	450,243.18	76.32
Total	643	$337,798,607.40	100.00%

Gross Margins for the Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
2.000 – 2.499	10	$2,504,478.25	0.74%	6.429%	707	$250,447.83	82.17%
2.500 – 2.999	604	325,369,631.14	96.32	6.982	702	538,691.44	74.40
3.000 – 3.499	12	4,567,184.03	1.35	7.241	719	380,598.67	89.33
3.500 – 3.999	16	4,943,731.98	1.46	8.280	677	308,983.25	92.83
4.000 – 4.499	1	413,582.00	0.12	9.125	632	413,582.00	95.00
Total	643	$337,798,607.40	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.769%.

Months to Initial Adjustment Date for the Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
71 – 80	4	$1,703,800.00	0.50%	6.776%	631	$425,950.00	76.12%
81 – 90	208	93,324,236.06	27.63	6.858	701	448,674.21	76.21
111 – 120	418	233,885,476.34	69.24	7.070	702	559,534.63	74.66
121 – 130	13	8,885,095.00	2.63	6.788	696	683,468.85	69.03
Total	643	$337,798,607.40	100.00%

Maximum Mortgage Rates for the Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
10.000 – 10.499	3	$2,109,650.00	0.62%	5.160%	786	$703,216.67	75.63%
10.500 – 10.999	16	5,826,678.75	1.72	5.809	717	364,167.42	75.55
11.000 – 11.499	63	33,320,134.13	9.86	6.303	719	528,891.02	72.31
11.500 – 11.999	272	158,708,715.46	46.98	6.735	704	583,487.92	72.72
12.000 – 12.499	118	68,290,299.02	20.22	7.195	700	578,731.35	74.90
12.500 – 12.999	100	45,631,047.60	13.51	7.668	687	456,310.48	80.56
13.000 – 13.499	40	14,035,128.21	4.15	8.129	695	350,878.21	81.44
13.500 – 13.999	25	8,094,872.23	2.40	8.620	657	323,794.89	83.53
14.000 – 14.499	4	1,070,082.00	0.32	9.150	663	267,520.50	90.46
14.500 – 14.999	1	436,000.00	0.13	9.500	669	436,000.00	89.90
15.000 – 15.499	1	276,000.00	0.08	10.125	667	276,000.00	80.00
Total	643	$337,798,607.40	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 12.003%

Initial Periodic Rate Cap for the Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
5.000	643	$337,798,607.40	100.00%	7.003%	701	$525,347.76	74.95%
Total	643	$337,798,607.40	100.00%

Subsequent Periodic Rate Caps for the Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
1.000	1	$120,000.00	0.04%	8.000%	703	$120,000.00	68.57%
2.000	642	337,678,607.40	99.96	7.003	701	525,979.14	74.95
Total	643	$337,798,607.40	100.00%

___________
(1)	As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap for the Mortgage Loans was approximately 2.000%.

Origination Channels for the Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Original Loan-to- Value Ratio
Correspondent	181	$105,652,977.89	31.28%	7.038%	702	$583,718.11	73.89%
Consumer direct	171	79,383,604.60	23.50	6.816	699	464,231.61	74.75
Mortgage professionals	291	152,762,024.91	45.22	7.076	702	524,955.41	75.79
Total	643	$337,798,607.40	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement.  The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued.  They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.  When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

The IndyMac INDX Mortgage Loan Trust 2007-AR19, Mortgage Pass-Through Certificates, Series 2007-AR19 will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 3-A-1, Class C-M, Class C-X, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P and Class L Certificates.  Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the “offered certificates”) are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 3-A-1, Class C-M, Class C-X and Class A-R Certificates
Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates
Group 2 Senior Certificate	Class 2-A-1 Certificates, Class C-M-2A and Class C-X-2A Components
Group 3 Senior Certificates	Class 3-A-1 Certificates, Class C-M-3A and Class C-X-3A Components
Super Senior Certificates	Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates
Support Certificates and Components	Class 1-A-2 Certificates, Class C-M-2A Component and Class C-M-3A Component
Components	Class C-M-2A Component, Class C-M-3A Component, Class C-X-2A Component and Class C-X-3A Component
Private Certificates	Class B-4, Class B-5, Class B-6, Class P and Class L Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Senior/Super Senior/Variable Rate
Class 1-A-2 Certificates:	Senior/Support/Variable Rate
Class 2-A-1 Certificates:	Senior/Super Senior/Variable Rate
Class 3-A-1 Certificates:	Senior/Super Senior/Variable Rate
Class C-M Certificates:	Senior/Support/Variable Rate/Component
Class C-X Certificates:	Senior/Notional Amount/Interest Only/Variable Rate/Component
Class A-R Certificates:	Senior/REMIC Residual
Subordinated Certificates:	Subordinate/Variable Rate
Class P Certificates:	Prepayment Charges
Class L Certificates:	Late Payment Fees

The Class P, Class L, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the “private certificates”) are not offered by this free writing prospectus.  The pass-through rate for each class of private certificates other than the Class P and Class L Certificates will be calculated as described under “—Interest” in this free writing prospectus.  The Class P and Class L Certificates will not bear interest.  The Class P Certificates will be entitled to all prepayment charges and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates.  The classes of offered certificates will have the respective initial Class Certificate Balances and initial Notional Amount and pass-through rates set forth on the cover page or as described in this free writing prospectus.  The initial Class Certificate Balances and Notional Amount may vary in the aggregate by plus or minus 10%.  Any information contained in this free writing prospectus with respect to the Class P, Class L, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

The “Class Certificate Balance” of any class of certificates (other than the Class C-M Certificates and the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal, and

•	the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P and Class L Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

The Notional Amount Certificates do not have a Class Certificate Balance and are not entitled to any distribution in respect of principal on the Mortgage Loans in any loan group.

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $312,465,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 92.50%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.65%, 1.70%, 1.05%, 0.75%, 0.70% and 0.65%, respectively.

The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Component Classes

Solely for purposes of calculating distributions and allocating losses, the Class C-M and Class C-X Certificates will each be made up of two components having the designations and initial Component Balances or initial Component Notional Amounts set forth below as of the closing date:

Designation	Initial Component Balance or Component Notional Amount (approximate)
Class C-M-2A Component	$23,760,000
Class C-M-3A Component	$7,805,000
Class C-X-2A Component	$146,525,000
Class C-X-3A Component	$78,040,000

The “Component Balance” with respect to any Class C-M Component as of any Distribution Date is the initial Component Balance of that component reduced by the sum of

•	all amounts previously distributed to that component of Class C-M Certificates as distributions of principal, and

•	the amount of Realized Losses (including Excess Losses) allocated to that component;

provided, however, that the Component Balance of a Class C-M Component to which Realized Losses have been allocated will be increased, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to the related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Component Balance of that Class C-M Component.

The “Class Certificate Balance” of the Class C-M Certificates on any Distribution Date will equal the aggregate Component Balance of the Class C-M Components on that Distribution Date.  The Class C-M Components will not be separately transferable from the Class C-M Certificates.  As used in this free writing prospectus, “Class C-M Component” will mean the Class C-M-2A Component or Class C-M-3A Component, as applicable.  The Class C-M-2A Component will relate to loan group 2 and the Class C-M-3A Component will relate to loan group 3.

The “Component Notional Amount” of the Class C-X-2A Component for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class 2-A-1 Certificates and the Class C-M-2A Components immediately prior to that Distribution Date.

The “Component Notional Amount” of the Class C-X-3A Component for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class 3-A-1 Certificates and the Class C-M-3A Components immediately prior to that Distribution Date.

The class C-X Components comprising the Class C-X Certificates will not be separately transferable from the Class C-X Certificates.  As used in this free writing prospectus, “Class C-X Component” will mean the Class C-X-2A or the Class C-X-3A Component, as applicable.  The Class C-X-2A Component will relate to loan group 2 and the Class C-X-3A Component will relate to loan group 3.

References in this free writing prospectus to the aggregate Class Certificate Balance (or words of similar import) of the Senior Certificates in a senior certificate group include the Component Balance of the applicable Class C-M Component.

Notional Amount Certificates

The Class C-X Certificates do not have a Class Certificate Balance but will bear interest on its Notional Amount.  The “Notional Amount” of the Class C-X Certificates for the Interest Accrual Period for any Distribution Date will equal the sum of the Class C-X-2A and Class C-X-3A Component Notional Amounts immediately prior to that Distribution Date.

Book-Entry Certificates

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Class A-R Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Senior Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amount of $25,000 and integral multiples of $1 in excess thereof.  Investors may hold such beneficial interests in the Class B-1, Class B-2 and Class B-3 Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof.  One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.”  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.”  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC’s normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

On or before the closing date, the Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders.  The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement.  On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders.  On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account.  The holders of the Class P Certificates will be entitled to all prepayment charges, and the holders of the Class L Certificates will be entitled to all late payment fees, received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

On the 18th day of each month, or if the day is not a business day, the next business day, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

The Certificate Account.  At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as such funds are received from the Servicer in a timely manner along with specific instructions as to how such funds are to be invested.  All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.  The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

Distribution Account.  Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Servicing Fee / Servicer	Either 0.250% or 0.375% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly
Additional Servicing Compensation / Servicer	• Prepayment Interest Excess	Compensation	Interest collections with respect to certain Mortgage Loans that prepay in full	Time to time
	• All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account.	Compensation	Investment income related to the Certificate Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time
Trustee Fee / trustee	0.0085% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Amounts in respect of interest on the Mortgage Loans	Monthly
Expenses
Insurance expenses / Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Advances / Servicer	To the extent of funds available, the amount of any advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time
Indemnification expenses / the Seller, the Servicer and the depositor	Amounts for which the seller, the Servicer and the depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus.  Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan will equal either 0.250% or 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in August 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups.  Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

•	to current and unpaid interest on each class or component of senior certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

•
to principal on the classes and component of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and component of certificates in the related senior certificate group on the Distribution Date;

•
from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this free writing prospectus under “—Cross-Collateralization” and (y) the limitations set forth in this free writing prospectus under “Description of the Certificates—Principal;” and

•	any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to payments not received by the Determination Date;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

The classes of offered certificates will have the respective pass-through rates described below.

The pass-through rate for the Class 1-A-1, Class 1-A-2 and Class A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans for that Distribution Date.  The pass-through rate for the Class 1-A-1, Class 1-A-2 and Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.419431% per annum.

The pass-through rate for the Class 2-A-1 Certificates and the Class C-M-2A Component for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans for that Distribution Date minus the pass-through rate for the Class C-X-2A Component.  The pass-through rate for the Class 2-A-1 Certificates and the Class C-M-2A Component for the interest accrual period related to the first Distribution Date is expected to be approximately 6.000000% per annum.

The pass-through rate for the Class 3-A-1 Certificates and the Class C-M-3A Component for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans for that Distribution Date minus the pass-through rate for the Class C-X-3A Component.  The pass-through rate for the Class 3-A-1 Certificates and the Class C-M-3A Component for the interest accrual period related to the first Distribution Date is expected to be approximately 6.500000% per annum.

The pass-through rate for the Class C-M Certificates for the interest accrual period related to each Distribution Date will equal the weighted average of the pass-through rates on the Class C-M Components, weighted by the related Component Balance.  The pass-through rate for a Class C-M Component for the interest accrual period for any Distribution Date will be the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group for that Distribution Date minus the pass-through rate of the related Class C-X Components.  The pass-through rate for the Class C-M Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.123634% per annum.

The pass-through rate for the Class C-X Certificates for the interest accrual period related to each Distribution Date will equal the weighted average of the rates on the Class C-X Components, in each case weighted by the related Class C-X Component Notional Amount.  The pass-through rate for the Class C-X-2A and the Class C-X-3A Component for the interest accrual period for any Distribution Date (x) up to and including the Distribution Date in July 2017 will be 0.841440% and 0.186987%, per annum, respectively and (y) any Distribution Date thereafter, 0.000000% and 0.000000%, respectively.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

The “Due Period” means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of the following for each loan group:  the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the prior calendar month and (y) a fraction, the numerator of which is the related Assumed Balance immediately prior to that Distribution Date, and the denominator of which is the sum of the Assumed Balances for each loan group immediately prior to that Distribution Date.  The pass-through rate for the subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.684148% per annum.

On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “interest distribution amount” for any interest-bearing class and component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance, Notional Amount or Component Balance, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

With respect to each Distribution Date for all of the interest-bearing classes, the “interest accrual period” will be the calendar month preceding the month of the Distribution Date.  Each interest accrual period will be deemed to consist of 30 days.  Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates.  With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes or components of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class or component of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date.  The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date).  Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfall for that loan group.  A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “—Priority of Distributions Among Certificates” are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class and component of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount holders of each class and component of certificates in that certificate group will be entitled to receive on the next Distribution Date.  A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Principal

Principal Amount.  On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates (other than the Notional Amount Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

(a)	all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing,

(g)
(A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount.  On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes and components of senior certificates as follows:

(a)	with respect to loan group 1, in the following priority:

(i)	to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

(ii)	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(b)
with respect to loan group 2, concurrently, to the Class 2-A-1 Certificates and the Class C-M-2A Component, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero; and

(c)
with respect to loan group 3, concurrently, to the Class 3-A-1 Certificates and the Class C-M-3A Component, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero.

“Prepayment Period” means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

“Stated Principal Balance” means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs.  The “pool principal balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Senior Principal Distribution Amount” for a loan group for any Distribution Date will equal the sum of

(i)	the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

(ii)	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

(a)	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

(b)	either

(x)
if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

(y)
if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

(iii)	the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided further, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent (not greater than 100%) of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

For any Distribution Date on and prior to the second Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).  Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

•
the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six-month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

•	cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

•
commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in July 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in July 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “Two Times Test”), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

If on any Distribution Date the allocation to the class, classes or component of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance or Component Balance of the class, classes or component below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

Cross-Collateralization due to disproportionate principal payments.  On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on the Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%.  If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on the Distribution Date.

Cross-Collateralization due to disproportionate Realized Losses in one loan group.  If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an “Undercollateralization Distribution”).  If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group.  If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group.  If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates.  Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and“— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount.  On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1	7.50%
Class B-2	4.85%
Class B-3	3.15%
Class B-4	2.10%
Class B-5	1.35%
Class B-6	0.65%

The “Subordinated Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of:

•	the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

•	the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

Residual Certificates.  The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, any Realized Loss, other than Excess Losses, on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates) of the related senior certificate group as follows: (1) any Realized Losses, other than Excess Losses, on the Group 1 Mortgage Loans will be allocated, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; (2) any Realized Losses, other than Excess Losses, on the Group 2 Mortgage Loans will be allocated sequentially, to the Class C-M-2A Component and Class 2-A-1 Certificates, in that order, until the Component Balance and Class Certificate Balance thereof are reduced to zero; and (3) any Realized Losses, other than Excess Losses, on the Group 3 Mortgage Loans will be allocated sequentially, to the Class C-M-3A Component and Class 3-A-1 Certificates, in that order, until the Component Balance and Class Certificate Balance thereof are reduced to zero.

On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

•
the applicable Senior Percentage of such Excess Loss will be allocated among the classes and component of senior certificates (other than the Notional Amount Certificates) in that senior certificate group, pro rata, based on their Class Certificate Balances and Component Balance and

•
the applicable Subordinated Percentage of such Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class’ share of the Assumed Balance for the applicable loan group.

The “Senior Credit Support Depletion Date” is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.  “Excess Losses” are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. “Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. “Special Hazard Losses” are Realized Losses in respect of Special Hazard Mortgage Loans.  “Fraud Losses” are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received.  A “Special Hazard Mortgage Loan” is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P and Class L Certificates.

Credit Enhancement

Subordination

Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the related classes and component of senior certificates as specified under “Description of the Certificates ─ Allocation of Losses” in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

•	Special Hazard Losses in an initial amount expected to be up to approximately $4,400,000 (the “Special Hazard Loss Coverage Amount”),

•	Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the “Bankruptcy Loss Coverage Amount”) and

•	Fraud Losses in an initial amount expected to be up to approximately $10,133,958 (the “Fraud Loss Coverage Amount”).

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

•	that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

•	the greatest of

•	1% of the aggregate of the principal balances of the Mortgage Loans,

•	twice the principal balance of the largest Mortgage Loan and

•
the aggregate principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates.  In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

•	2.00% of the then current pool principal balance, in the case of the first anniversary and 1.00% for the second, third and fourth such anniversary, and

•	the excess of

•	the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

•	the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.